UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2020

ATLAS GROWTH PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-55603	80-0906030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Houston Street, Suite 300 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 489-0006

Former name or former address, if changed since last report

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.01.	Changes in Control of Registrant.

On May 1, 2020, pursuant to an Exchange Agreement by and among Riverstone Credit Partners – Direct, L.P. (“Riverstone”) and other lenders (collectively, the “Lenders”), Atlas Energy Group, LLC (“AEG”), New Atlas Holdings, LLC (the “Borrower”, and together with AEG and the other guarantors, the “Loan Parties”), AEG has transferred (the “Debt Exchange”) assets to the Lenders that include (i) an 80.01% membership interest in Atlas Growth Partners GP, LLC (“AGP GP”), the general partner of Atlas Growth Partners, LP (the “Company”), and (ii) 500,010 common units representing limited partner interests in the Company. As of the date of the Debt Exchange, approximately $108,431,309 in principal amount of loans remained outstanding, which obligation was terminated in the Debt Exchange.

As a result of the Debt Exchange and related transactions, Riverstone, in its capacity as a Lender, received an approximate 61% membership interest in AGP GP, and, as a result, now has the ability to control the Company’s management and operations and appoint all of the members of the Board of Directors (the “Board”) of AGP GP.

The interests of Limited Partners of the Company are not affected, altered or otherwise modified by the Debt Exchange.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In connection with and following the Debt Exchange, AGP GP appointed Christopher Abbate, Daniel Flannery and Jack Maleh to serve as directors on the Board (collectively, the “New Directors”) replacing each of William R. Bagnell, Edward E. Cohen, Jonathan Z. Cohen, John P. Hanna ,Walter C. Jones and Jeffrey F. Kupfer (collectively, the “Former Directors”) who have resigned as directors of AGP GP in connection with the Debt Exchange. The New Directors terms as directors began on May 1, 2020 and the Former Directors resignations were effective on May 1, 2020.

There are no other arrangements or understandings between any of the New Directors and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company is a party and in which any of the New Directors has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) in which the Company is a party and in which any of the New Directors has a material interest.

Officers

In connection with and following the Debt Exchange, AGP GP appointed Jeffrey Slotterback, currently AGP GP’s Chief Financial Officer, to serve as Chief Executive Officer in addition to continuing as Chief Financial Officer, and Christopher Walker, currently AGP GP’s Chief Operating Officer, will continue to serve in that capacity (collectively, the “New Officers”). Edward E. Cohen, John P. Hanna and Joel S. Heiser (collectively, the “Former Officers”) have resigned as Chief Executive Officer, President, and General Counsel and Secretary of AGP GP, respectively in connection with the Debt Exchange. The respective terms of the New Officers as officers began on May 1, 2020 and the Former Officers resignations were effective on May 1, 2020.

Engagement Letters

In connection with the Debt Exchange, the Company entered into that certain engagement letter (the “Slotterback Engagement Letter”), dated as of April 29, 2020 by and between the Company and PhiCap Advisors, LLC (“PCA”), pursuant to which the Company will pay to PCA $25,000 per month and PCA will provide financial, advisory and consultation services to the Company. The Slotterback Engagement

Letter may be terminated at any time by either party upon seven days written notice. The Slotterback Engagement Letter also provides for a transaction fee equal to 2.0% of the gross purchase price of the sale of the Company’s Eagle Ford Assets provided PCA is still engaged at the time of the closing of such transaction.

In connection with the Debt Exchange, the Company entered into that certain engagement letter (the “Walker Engagement Letter”), dated as of April 30, 2020, by and between the Company and Westbrook Energy Partners, LLC (“Westbrook”), pursuant to which the Company will pay to Westbrook $8,000 per month and Westbrook will provide technical and advisory services to the Company. The Walker Engagement Letter may be terminated by either party upon seven days written notice.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Engagement Letter, dated as of April 29, 2020, by and between Atlas Growth Partners, L.P. and PhiCap Advisors, LLC

10.2	Engagement Letter, dated as of April 30, 2020, by and between Atlas Growth Partners, L.P. and Westbrook Energy Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS GROWTH PARTNERS, L.P.

	By:	Atlas Growth Partners GP, LLC, its General Partner

Date: May 4, 2020	By:	/s/ Jeffrey Slotterback

	Name:	Jeffrey Slotterback
	Title:	Chief Executive Officer and Chief Financial Officer